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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Symantec Corporation of our report dated January 26, 1999 relating to the December 31, 1998 and 1997 financial statement and financial statement schedules of Axent Technologies, Inc., which appears in Axent Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


McLean, Virginia
November 2, 2000